UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – December 27, 2013
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Form 8-K dated August 28, 2013, Jay B. Neese, Executive Vice President of QEP Resources, Inc. (the Company), announced his intention to retire effective December 31, 2013. Pursuant to an Amendment to Restricted Stock Agreements, dated December 27, 2013, the Company and Mr. Neese amended existing restricted stock agreements and stock option agreements to modify the vesting and expiration provisions to provide that previously unvested restricted shares and stock options granted to Mr. Neese vest in full on December 27, 2013, and all vested stock options will remain outstanding through their original expiration dates.

As a result of the amendment of the restricted stock agreements, 39,924 restricted shares vested in full on December 27, 2013. As a result of the amendment of the option agreements, the vesting of options to purchase 67,966 shares of stock was accelerated to December 27, 2013, and the original expiration dates (of February 25, 2018, February 13, 2019, or February 13, 2020) were maintained for the stock options.

Further, pursuant to negotiations between the Company and Mr. Neese, Mr. Neese agreed to defer his retirement until December 31, 2013, and the Company agreed to pay Mr. Neese a transition bonus, with such bonus contingent upon Mr. Neese’s diligent assistance in the orderly and successful transition of responsibilities to his successor by year-end 2013. The amount of the transition bonus is $158,000.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
QEP RESOURCES, INC.
(Registrant)

January 2, 2014
/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer